DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                TELEPHONE (212) 259-8000 FACSIMILE (212) 259-6333



                                                              September __, 1999


Copelco Capital Funding LLC 99-B
700 East Gate Drive
Mount Laurel, New Jersey 08054-5400

                                        Re:   Copelco Capital Funding LLC 99-B
                                              Registration Statement on Form S-1
                                              (File No. 333-75673)

Ladies and Gentlemen:

            We have acted as special counsel for Copelco Capital Funding LLC 99-B, a Delaware limited liability company (the "Issuer") in connection with the preparation and filing of the above-referenced registration statement on Form S-1 ( the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of the Copelco Capital Funding 99-B Class A-1 Lease-Backed Notes, Series 1999-B, Class A-2 Lease-Backed Notes, Series 1999-B, Class A-3 Lease-Backed Notes, Series 1999-B, Class A-4 Lease-Backed Notes, Series 1999-B, Class B Lease-Backed Notes, Series 1999-B, Class C Lease-Backed Notes, Series 1999-B, and Class D Lease-Backed Notes Series 1999-B (collectively, the "Notes").

            In addition, assuming (i) the Indenture dated as of September 1, 1999 among Copelco Capital Funding LLC 99-B, Copelco Capital, Inc. and Manufacturers and Traders Trust Company is fully executed, delivered and enforceable against the parties thereto in accordance with its terms and (ii) the transaction described in the prospectus is completed on substantially the terms and conditions set forth therein, it is our opinion that:

      o the Notes will be characterized as indebtedness for federal income tax purposes; and

      o subject to the assumptions and limitations described therein, the discussion under the heading "Material Federal Income Tax Considerations" in the

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            prospectus contained in the Registration Statement sets forth all the material federal income tax consequences to the original purchasers of the Notes and is accurate in all material respects.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                                    Very truly yours,

                                    DEWEY BALLANTINE LLP


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